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                                                                    EXHIBIT 2.6

                         UNITED STATES BANKRUPTCY COURT
                         EASTERN DISTRICT OF WASHINGTON

In re:
                                        NO. 94-00228-K11
WESPAC INVESTORS TRUST M,
                                        CERTIFICATE OF SUBSTANTIAL
                 Debtor.                CONSUMMATION



         Debtor, by and through its Trustee, Georgie Leibelt, certifies as follows:

         1. The Order Confirming Debtor's Chapter 11 plan has become final;

         2.      Debtor's Plan contained a substantial consummation provision;

         3. The Plan has been substantially consummated and entry of a Final Decree at this time is appropriate;

         4. The US Trustee, by and through its attorney has consented to entry of a final decree in this matter; and

         5.       Debtor requests entry of a final decree in this matter.

         DATED this 21st day of January, 1997.


                                        /s/ GEORGIE LEIBELT
                                        ---------------------------
                                        GEORGIE LEIBELT, Trustee

Approved:

US TRUSTEE

By: /s/ GARY FARRELL
   ---------------------------
   Gary Farrell
   Attorney for US Trustee